THIS DOCUMENT IS A COPY OF THE PRELIMINARY PROXY MATERIALS FILED ON JUNE 2, 1997, PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.
================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       CONSUMER PORTFOLIO SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

THIS DOCUMENT IS A COPY OF THE PRELIMINARY PROXY MATERIALS FILED ON JUNE 2, 1997, PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

PRELIMINARY COPIES
------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                       CONSUMER PORTFOLIO SERVICES, INC.
                        2 Ada, Irvine, California 92618
                             Phone:  714-753-6800

                                  -----------



The annual meeting of the shareholders of Consumer Portfolio Services, Inc. (the "Company") will be held at 10:00 a.m., local time, on Thursday, July 10, 1997 at the Company's offices, 2 Ada, Irvine, California for the following purposes:

1.  To elect the Company's entire Board of Directors for a one-year term.

2. To consider an amendment to the Company's bylaws that would increase the number of authorized directors from a fixed number of five to a variable range of from five to nine, and set the authorized number within that range at six.

3.  To consider the proposed CPS 1997 Long-Term Incentive Plan.

4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

5.  To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on June 5, 1997 are entitled to notice of and to vote at the meeting.

Whether or not you expect to attend the meeting in person, please complete, date, and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and, if you attend the meeting in person, your executed proxy will be returned to you upon request.

By Order of the Board of  Directors

Jeffrey P. Fritz, Secretary
Dated:  June 10, 1997

PRELIMINARY COPIES
------------------

                       CONSUMER PORTFOLIO SERVICES, INC.
                                     2 Ada
                            Irvine, California 92618
                                  714-753-6800

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 10, 1997
                                  -----------
                                  INTRODUCTION

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumer Portfolio Services, Inc. (the "Company" or "CPS") for use at the annual meeting of the shareholders to be held at 10:00 a.m., local time, on Thursday, July 10, 1997 at the Company's offices, 2 Ada, Irvine, California 92618, and at any adjournment thereof (the "Annual Meeting").

  All shares represented by properly executed proxies received in time will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice of revocation to the Secretary of the Company.

  The Board of Directors of the Company has fixed the close of business on June 5, 1997 as the record date for determining the holders of outstanding shares of the Company's Common Stock, without par value ("CPS Common Stock") entitled to notice of, and to vote at the Annual Meeting. On that date, there were 14,____,____ shares of CPS Common Stock issued and outstanding. Each such share of CPS Common Stock is entitled to one vote on all matters to be voted upon at the meeting, except that holders of CPS Common Stock have the right to cumulative voting in the election of directors, as described herein under the heading "Voting of Shares."

  The notice of the Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about June 10, 1997. Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

Nominations

  Each of the of the Company's six current directors have been nominated for election as directors at the Annual Meeting, and each has agreed to serve as a director if elected. Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

  The names of the nominees, their principal occupations, and certain other information regarding them set forth below is based upon information furnished to the Company by them.

Name                            Age          Position(s) with the Company
----                            ---          ----------------------------

Charles E. Bradley, Sr.          67   Chairman of the Board of Directors
Charles E. Bradley, Jr.          37   President, Chief Executive Officer, and
                                      Director
William B. Roberts               60   Director
John G. Poole                    54   Vice Chairman of the Board of Directors
Robert A. Simms                  58   Director
Thomas L. Chrystie               64   Director

  Charles E. Bradley, Sr. has been the Chairman of the Board of the Company since its formation in March 1991. Mr. Bradley is one of the founders of Stanwich Partners, Inc. ("Stanwich"), a Connecticut investment firm which acquires controlling interests in companies in conjunction with the existing operating management of such companies, and has been President, a director and a shareholder of that company since its formation in 1982. He is also President and director of Reunion Industries, Inc., a publicly held company which manufactures precision plastic products and provides engineered plastics services. Mr. Bradley also served as President and a director of CPS Holdings, Inc., the Company's former parent corporation, from August 1989 until its merger into the Company in December 1995. He currently is a director of DeVlieg-Bullard, Inc., Chatwins Group, Inc., Texon Energy Corp., General Housewares Corp., NAB Asset Corporation (38% of whose outstanding shares of voting stock are held by the Company), Zydeco Exploration, Inc., Sanitas, Inc. and Audits and Surveys Worldwide, all of which are publicly-held corporations or are required to file periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934. Mr. Bradley is the father of Charles E. Bradley, Jr.

  Charles E. Bradley, Jr. has been the President and a director of the Company since its formation in March 1991. In January 1992, Mr. Bradley was appointed Chief Executive Officer of the Company. From March 1991 until December 1995 he served as Vice President and a director of CPS Holdings, Inc. From April 1989 to November 1990, he served as Chief Operating Officer of Barnard and Company, a private investment firm. From September 1987 to March 1989, Mr. Bradley, Jr. was an associate of The Harding Group, a private investment banking firm. Mr. Bradley, Jr. is currently serving as a director of NAB Asset Corporation, Chatwins Group, Inc., Texon Energy Corporation, Thomas Nix Distributor, Inc., and CARS USA. Charles E. Bradley, Sr. is his father.

  William B. Roberts has been a director of the Company since its formation in March 1991. Since 1981, he has been the President of Monmouth Capital Corp., an investment firm which specializes in management buyouts. Mr. Roberts serves on the board of directors of Atlantic City Racing Association, a publicly-held corporation, which owns and operates a race track.

  John G. Poole has been a director of the Company since November 1993 and its Vice Chairman since January 1996. He was a co-founder of Stanwich in 1982 and has been a director, vice president and shareholder of that company since its formation. Mr. Poole is a director of Reunion Industries, Inc., Sanitas, Inc., Chatwins Group, Inc., and DeVlieg-Bullard, Inc. Mr. Poole served as a director and Vice President of CPS Holdings, Inc. from 1993 to 1995.

  Robert A. Simms has been a director of the Company since April 1995. He has been the Chairman and Chief Executive Officer of Simms Capital Management, Inc. since 1984. He is also a director of New York Bancorp, Arrhythmia Research Technology, Inc. and the National Football Foundation and Hall of Fame. Mr. Simms also serves on the Board of Overseers of Rutgers University and was formerly a partner in Bear Stearns & Co.

  Thomas L. Chrystie has been a director of the Company since April 1995. He has been self-employed as an investor since 1988. His previous experience includes 33 years at Merrill Lynch & Co. in various capacities including heading Merrill Lynch's investment banking, capital markets and merchant banking activities. In addition, he served as Merrill Lynch & Co.'s Chief Financial Officer. He is also a director of Titanium Industries, Eonyx Corporation and Wyoming Properties.

  The Board of Directors has established an Audit Committee and Compensation and Stock Option Committee. The members of the Audit Committee are Robert A. Simms, Thomas L. Chrystie and William B. Roberts. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedure.

  The members of the Compensation and Stock Option Committee are Robert A. Simms, Thomas L. Chrystie and William B. Roberts. This Committee makes recommendations to the Board of Directors as to general levels of compensation for all employees of the Company, the annual salary of each of the executive officers of the Company, authorizes the grants of options to employees under the Company's 1991 Stock Option Plan, and reviews and approves compensation and benefit plans of the Company.

  The Company does not have a Nominating Committee. Shareholders who wish to suggest individuals for possible future consideration for board positions should direct recommendations to the Board of Directors at the Company's principal offices.

  The Board of Directors held four meetings and six times acted by written consent during the year ended December 31, 1996. The Audit Committee met once during the year ended December 31, 1996. The Compensation and Stock Option Committee met once and twice acted by written consent during that same period. Each director attended 75% or more of the meetings of the Board and of the committees on which he served during such period.

  The Company pays Messrs. Simms, Chrystie and Roberts a director's fee of $1,000 per month plus $500 for each meeting attended. Since January 1, 1996, the Company has paid salaries to Mr. Bradley, Sr. and to Mr. Poole at the annual rates of $125,000 and $75,000, respectively, for serving as Chairman and Vice Chairman, respectively, of the Board of Directors.

  Assuming approval of Proposal No. 2, the six nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for election will be duly elected directors upon completion of the vote tabulation at the meeting, provided a majority of the outstanding shares of CPS Common Stock as of the record date are present in person or by proxy at the meeting.
As discussed below, there is some ambiguity as to the number of directors authorized to be elected to the Company's board of directors. Proposal No. 2, if adopted, will confirm that such number is six. If Proposal No. 2 is not adopted, then the Company plans to submit the question of the number of authorized directors to a court for definitive determination. Proposal No. 2 will be presented at the Annual Meeting as the first order of business. It is given the number "two" in this Proxy Statement and on the accompanying proxy card to conform with standard practice of the securities industry, which assumes that the first proposal at any regular meeting is the election of directors.

                                 PROPOSAL NO. 2
                   INCREASE IN NUMBER OF AUTHORIZED DIRECTORS

  The number of authorized directors of the Company is set by its Bylaws. The Board of Directors recommends that the Bylaws be amended to provide that the number of authorized directors may vary within a range of from five to nine, with the exact number initially to be six. The number of authorized directors could thereafter be changed within that range by a bylaw or bylaw amendment adopted by either the Board of Directors or by the shareholders. A change in the limits of the authorized range could be effected only by a bylaw or bylaw amendment adopted by the shareholders. The extent to which the Bylaws may give authority to the Board of Directors to determine the number of authorized directors is limited by the California General Corporation Law, which requires that when the number of directors is specified as a range, then the maximum of the range may be no more than twice the minimum, less one.

  Prior to April 1995, the Company's bylaws provided that the number of authorized directors would be not less than three nor more than five, with the exact number to be fixed by resolution of the Board of Directors. The authorized number of directors was then four. In April 1995 the Board of Directors had the opportunity to add two distinguished individuals, Thomas L. Chrystie and Robert A. Simms, as directors. To accomplish that end, the Board of Directors approved resolutions to change the authorized range to not less than three nor more than nine, to fix the exact number of authorized directors within that range at six, and to elect Messrs. Chrystie and Simms to the vacancies thereby created.

  Because the resolutions fixed the number of authorized directors at six, which exceeded the previously fixed maximum of five, and because a range of from three to nine exceeds the limits of California law, the validity of these resolutions is doubtful. Counsel has advised the Company that the election of six directors by the shareholders at subsequent annual meetings (held in September 1995 and July 1996) may be considered an implicit amendment of the Company's bylaws to set the number of authorized directors at six, or may be considered to be an election of six de facto directors (whose term in office might be subject to challenge in a California state court proceeding), or may be considered an election of whichever five of such individuals received the most shareholder votes. As all six nominees received the exact same number of votes at the last annual meeting, there is at present no basis for distinguishing five among them from the sixth. The Company therefore believes that all six of the individuals nominated at the last meeting of shareholders (who are the six individuals named as nominees in this Proxy Statement) should be considered directors of the Company.

  A review of actions taken by the Board of Directors and its committees since April 1995 has shown that no such action taken by a vote close enough that a different interpretation of which individuals were duly elected members of the board of directors would affect the outcome.

  To avoid any doubt in the future as to the composition of the Company's Board of Directors, and to allow some flexibility in the future as to the number of individuals who may be elected to the Board of Directors, a resolution will be introduced at the Annual Meeting to amend Section 2 of Article III of the Company's Bylaws to read as follows:

     "The authorized number of directors of this corporation shall be not less than five nor more than nine. The exact number of authorized Directors shall be six until changed, within the limits specified above, by a bylaw amending this Section 3, duly adopted by the Board of Directors or by the Shareholders."

  The affirmative vote of a majority of the shares entitled to vote at the Annual Meeting is required to approve the amendment described above. The Board recommends a vote FOR the approval of the above amendment to the Company's Bylaws. All proxies will be voted to approve the amendment to the Bylaws unless otherwise directed on the enclosed proxy card.

                                PROPOSAL NO. 3
                 APPROVAL OF CONSUMER PORTFOLIO SERVICES 1997
                           LONG-TERM INCENTIVE PLAN


  The Company seeks shareholder approval of the 1997 Long-Term Incentive Plan (the "1997 Plan") which has been approved by the Board of Directors to supplement the 1991 Stock Option Plan (the "Existing Plan"). If approved by the shareholders, the 1997 Plan will be effective as of May 1, 1997 and will expire on April 30, 2007. The 1997 Plan authorizes the Compensation Committee, or such other committee as is appointed by the Board to administer the 1997 Plan (the "Committee"), to grant awards to employees of the Company or entities in which the Company has a controlling or significant equity interest. Directors of the Company are also eligible to participate, whether or not they are employees. As of May 28, 1997, there were approximately 446 persons eligible to participate in the 1997 Plan.

  The principal reason for proposing adoption of the 1997 Plan is that the Company has made grants under the existing Plan with respect to nearly all of the shares authorized for issuance under the Existing Plan. The other major reason for proposing adoption of the 1997 Plan is to increase flexibility as to the forms that long-term incentive awards may take: the Existing Plan authorizes grants only of stock options, while the 1997 Plan would also permit the grant of stock appreciation rights and of restricted stock.

  The Existing Plan was adopted in December 1991, and amended in November 1993 and September 1995 to increase the number of shares that may be made subject to options granted thereunder. As amended, the Existing Plan authorizes issuance of options with respect to an aggregate maximum of up to 2,700,000 shares. As of May 1, 1997, there were options outstanding under the Existing Plan with respect to 2,660,000 shares, or 98.5% of the total.

  The Board of Directors has determined that the Company's ability to retain and attract qualified personnel would be best served by authorizing the issuance of additional long-term incentives, including stock options, and has therefore adopted the 1997 Plan and directed that the 1997 Plan be submitted to the shareholders for approval.

  The purposes of the 1997 Plan are to align employees' long-term financial interests with those of shareholders, reinforce a performance-oriented culture and strategy, reward employees for increasing the Company's stock price over time and to attract, retain and motivate employees. Outside directors are also eligible to receive awards under the 1997 Plan. Such awards, if any, would be expected to have the effect at aligning the directors' interests with those of the shareholders.

  The 1997 Plan authorizes the Committee to grant any of the following awards to eligible employees: options to purchase common stock; stock appreciation rights; other stock awards; and stock payments, any of which may be granted singly, in tandem or in combination as the Committee may determine. Shares of stock subject to awards are shares of common stock, no par value, of the Company.

  A stock option represents the right to purchase a specified number of shares at a stated exercise price for a specified time. The 1997 Plan permits the grant of options to purchase shares at not less than 100% of the fair market value of the shares on the date of grant. The 1997 Plan permits the grant of stock options in the form of nonqualified stock options as well as incentive stock options as described in Section 422 of the Code.

  The exercise period for any stock option granted will be determined by the Committee at the time of grant, but will not be longer than 10 years from the date of grant. Upon exercise, the option exercise price may be paid in cash, by tendering shares of the Company stock owned by the optionee, by authorizing the Company or its affiliates to sell the shares subject to the option and assigning to the Company a sufficient amount of the sale proceeds to pay the option price, or any combination of such methods. A stock appreciation right (an "SAR") represents a right to receive a payment in cash, shares or a combination of both equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which is no less than the fair market value of the shares on the date of grant, unless such award is granted retroactively in substitution for an existing stock option.

  Stock awards (including restricted stock) and stock payments may also be granted pursuant to the 1997 Plan. Stock awards may be made in shares of common stock or denominated in units equivalent in value to shares or may otherwise be based on or related to shares of common stock. All or part of any stock award may be subject to conditions and restrictions established by the Committee, which may include continuous service and/or achievement of performance goals. The performance criteria that may be used by the Committee in granting awards contingent on performance goals for officers to which Section 162(m) of the Code is applicable consist of stock price, earnings level and return on equity. The Committee may select one criterion or multiple criteria for measuring performance and the measurement may be based on the performance of the Company and/or on comparative performance with other companies. The Committee may grant awards under the 1997 Plan which are not based on the performance criteria specified above, in which case the compensation paid under such awards to officers to which Section 162(m) of the Code is applicable may not be deductible. In all cases, the minimum vesting requirement for all or a portion of any stock award will be one year. Stock payments may be made pursuant to the 1997 Plan to compensate individuals for amounts otherwise payable in cash, in which case the shares used for such payment will not be applied to the share limitations of the 1997 Plan and no minimum vesting period will apply.

  Neither the grant of stock options under the 1997 Plan nor the exercise of an incentive stock option results in taxable income to the grantee under the Code. The exercise of a nonqualified stock option results in taxable income to the grantee equal to the excess, if any, of (i) the fair market value of the stock on the date it is purchased over (ii) the price at which it is purchased, at such time as the stock is purchased. The Company may claim an income tax deduction equal to the amount on which the grantee of a nonqualified stock option is taxed as described in the preceding sentence.

  Stock options, stock appreciation rights, other stock awards and stock payments may be granted to employees of other companies who become employees of the Company or an affiliate as a result of a merger, consolidation or acquisition in substitution for stock options or other stock denominated awards held by such employees in such other companies.

  The 1997 Plan provides that an aggregate maximum of up to 1,500,000 shares of the Company's common shares may be subject to awards under the 1997 Plan. No more than 600,000 shares represented by awards may be granted to any single individual over the life of the 1997 Plan. 1,500,000 shares of common stock will be reserved for issuance under the 1997 Plan. All shares of common stock subject to the 1997 Plan and covered by outstanding awards will be proportionately adjusted, subject to the Committee's discretion, for any future stock splits or consolidations or other corporate transactions.

  The provisions governing the disposition of specific awards granted under the 1997 Plan in the event of the retirement, disability, death or other termination of employment of the participant will be determined by the Committee at the time such awards are granted. Awards granted under the 1997 Plan will not be transferable or assignable other than by will or the laws of descent and distribution.

  Prior to a change of control of the Company, the Committee may alter, amend, suspend or discontinue the 1997 Plan or any agreements granted thereunder to the extent permitted by law. However, approval of a majority of the shareholders is necessary to increase materially the number of shares available for awards or to cancel any outstanding stock options or stock appreciation rights for the purpose of replacing or regranting such awards with an exercise price that is less than the original exercise price.

  In the event of a change of control of the Company or an affiliate, the Committee may take action to accelerate the time period for exercising or realizing awards, to provide for the purchase of awards for an amount equal to the amount that could have been obtained upon the exercise or realization of rights had the awards been currently exercisable or payable, to make adjustments to the awards to reflect the change of control, or to cause outstanding awards to be assumed, or new rights substituted therefore, by the corporation surviving such change.

  A copy of the complete text of the 1997 Plan may be obtained by writing to the Office of the Secretary, Consumer Portfolio Services, Inc., 2 Ada, Irvine, CA 92618.

  Approval of the 1997 Plan requires the affirmative vote of a majority of the votes cast at the meeting by the shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 4
                                RATIFICATION OF
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


  The Board of Directors has appointed the accounting firm of KPMG Peat Marwick to be its independent auditors for the year ending December 31, 1997.

  A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting. If the shareholders do not ratify the selection of KPMG Peat Marwick another firm of independent public accountants will be selected by the Board of Directors at the Annual Meeting. Representatives of KPMG Peat Marwick will be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance. The Board recommends that you vote FOR this proposal.

                       INFORMATION REGARDING THE COMPANY

Executive Compensation

  The following pages set forth information in tabular form regarding compensation of Company's compensation policies and practices.

Summary of Compensation

  The following table sets forth all cash compensation earned during (i) the fiscal year ended December 31, 1996, (ii) the nine-month period ended December 31, 1995, and (iii) the fiscal year ended March 30, 1995, by the Company's Chief Executive Officer and by its four most highly compensated other executive officers (the "named executive officers") who were serving as executive officers at December 31, 1996. Information is presented for those specified periods, rather than for three full years, because the Company in 1995 changed the end of its fiscal year from March 31 to December 31.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                             Compensation for     Compensation
                                                               period shown          Awards
-----------------------------------------------------------------------------------------------
      Name and Principal Position          Period Ended    Salary     Bonus(1)  Options/SARs(2)
-----------------------------------------------------------------------------------------------
Charles E. Bradley, Jr.                    December 1996   381,250   372,500        200,000
Chief Executive Officer                    December 1995   237,500   217,500          8,400
                                            March 1995     250,000   225,000        150,000
-----------------------------------------------------------------------------------------------
Nicholas P. Brockman                       December 1996   117,039    59,500         12,600
Senior Vice President, Asset Recovery      December 1995    80,372    33,750              0
                                            March 1995      99,226    46,636         32,000
-----------------------------------------------------------------------------------------------
William L. Brummund, Jr.                   December 1996   117,039    55,500          5,000
Senior Vice President, Systems             December 1995    80,372    33,750          7,600
                                            March 1995      99,226    49,612         32,000
-----------------------------------------------------------------------------------------------
Jeffrey P. Fritz                           December 1996   154,938    78,250          5,000
Senior Vice President, Finance             December 1995    91,903    48,750          7,600
                                            March 1995     104,834    52,416         32,000
-----------------------------------------------------------------------------------------------
Curtis K. Powell                           December 1996   124,500    51,000         75,000
Senior Vice President, Marketing           December 1995    81,000    41,250         47,600
                                            March 1995      51,080    10,000         50,000
===============================================================================================

(1) Bonus for each period is the bonus paid to date with respect to that period. Bonus compensation paid in May 1996 was awarded based on performance in the twelve-month period ended March 1996, and is therefore allocated 25% to the year ended December 1996 and 75% to the nine-month period ended December 1995. Bonus compensation paid in May 1997 was based on performance in the year ended December 1996, and is therefore allocated entirely to that period.

(2) Number of shares that may be purchased upon exercise of options that were granted in the period shown.

Option and SAR Grants

  The following table sets forth all options granted by the Company to the named executive officers during the year ended December 31, 1996. All such options were granted under the 1991 Stock Option Plan. No stock appreciation rights
(SARs) were granted by the Company during the year ended December 31, 1996. All options were for the purchase of shares of the Common Stock.

             OPTION GRANTS IN LAST FISCAL YEAR - INDIVIDUAL GRANTS

Name                          Options         % of Total       Exercise or      Expiration       Potential Realizable Value at
                              Granted       Options Granted    Base Price          Date          Assumed Annual Rates of Stock
                              (No. of       to Employees in     ($/Share)                        Price Appreciation for Option
                              Shares)         Year Ended                                                     Term
                                             December 31,
                                                 1996                                                   5%                10%
--------------------------------------------------------------------------------------------------------------------------------
Charles E. Bradley, Jr.      200,000            39.0%            $8.875       March 31, 2006        $1,109,340        $2,807,304
--------------------------------------------------------------------------------------------------------------------------------
Nicholas P. Brockman          12,600             2.5%             8.875       March 31, 2006            69,888           176,860
--------------------------------------------------------------------------------------------------------------------------------
William L. Brummund, Jr.       5,000             1.0%             8.875       March 31, 2006            27,733            70,183
--------------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Fritz               5,000             1.0%             8.875       March 31, 2006            27,733            70,183
--------------------------------------------------------------------------------------------------------------------------------
Curtis K.  Powell             75,000            14.6%             8.875       March 31, 2006           416,002         1,052,739
================================================================================================================================

Aggregated Option Exercises and Fiscal Year End Option Value Table

  The following table sets forth, as of December 31, 1996, the number of unexercised options held by each executive officer named in the preceding table, the number of shares subject to then exercisable and unexercisable options held by such persons and the December 31, 1996 value of all unexercised options held by such persons. Each option referred to in the table was granted under the Company's 1991 Stock Option Plan at an option price per share equal to the fair market value per share on the date of grant.

                                                                                                           Value of Unexercised
                                 Number of Shares                      Number of Unexercised                   In-the-Money
            Name                   Acquired on        Value                 Options at               Options at December 31, 1996(1)

                                     Exercise        Realized            December 31, 1996               Exercisable/Unexercisable
                                                                     Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Charles E. Bradley, Jr.               70,000        $677,950              249,040/131,200                   $821,805/$755,050
------------------------------------------------------------------------------------------------------------------------------------
Nicholas P. Brockman                  54,000         467,500                18,200/81,400                     159,250/533,025
------------------------------------------------------------------------------------------------------------------------------------
William L. Brummund, Jr.              40,000         265,000                31,200/81,400                     273,000/516,875
------------------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Fritz                      20,000         140,000                52,200/81,400                     455,000/516,875
------------------------------------------------------------------------------------------------------------------------------------
Curtis K. Powell                      20,000         110,250                9,300/143,300                      37,200/470,075
====================================================================================================================================

(1) Valuation is based on the last sales price on December 31, 1996 of $11.25 per share, as reported by Nasdaq.

Bonus Plan

  The named executive officers and other officers participate in a management bonus plan, pursuant to which such employees are entitled to earn cash bonuses, if the Company achieves certain net income levels or goals established by the Board of Directors. The amount of bonus payable to each officer is determined by the Board of Directors in its discretion.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

  The Compensation Committee of the Board of Directors during the fiscal year ended December 31, 1996 comprised Thomas L. Chrystie, William B. Roberts and Robert A. Simms. None of the members of the Compensation Committee are present or former employees of the Company.

Director Compensation

  During the year ended December 31, 1996, the Company paid director compensation of $125,000 to Mr. Bradley, Sr., for his service as Chairman of the Board of Directors, and $75,000 to Mr. Poole for his service as Vice-Chairman of the Board of Directors. Mr. Bradley, Jr., President of the Company, received no additional compensation for his service as a director. The remaining directors, Messrs. Chrystie, Roberts and Simms, received a retainer of $1,000 per month and an additional fee of $500 per meeting.

Performance Graph

  The following graph compares the yearly change in the Company's cumulative total shareholder return on its common stock from October 22, 1992 (the date of its initial public offering) through December 31, 1996, with (i) the cumulative total return of the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies), and (ii) the cumulative total return of the CRSP Index for Nasdaq Bank Stocks. The graph assumes $100 was invested on October 22, 1992 in the Company's common stock, and in each of the two indices shown, and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CONSUMER PORTFOLIO SERVICES, INC., NASDAQ STOCK MARKET (U.S. COMPANIES) AND NASDAQ BANK STOCKS.

                         12/91   10/92   12/92   12/93   12/94   12/95   12/96
------------------------------------------------------------------------------
CPSS..................      --   100.0   126.2   171.4   271.4   347.6   428.6
------------------------------------------------------------------------------
Nasdaq Stock Market...     100      --   116.4   133.6   130.6   184.7   227.2
------------------------------------------------------------------------------
Nasdaq Bank Stocks....     100      --   145.6   166.0   165.4   246.3   325.6
------------------------------------------------------------------------------

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth the number and percentage of shares of CPS Common Stock (its only class of voting securities) owned beneficially as of April 30, 1997 (i) by each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each director and named executive officer of the Company, and (iii) by all directors and executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned by such persons. The address of Messrs. Bradley, Jr., Brockman, Fritz, Brummund and Powell is c/o Consumer Portfolio Services, Inc., 2 Ada, Irvine, CA 92618.

           Name & Address of                  Amount & Nature of        Percent of
            Beneficial Owner                Beneficial Ownership (1)      Class
           -----------------                ------------------------    ----------
Charles E. Bradley, Sr..................          2,895,137(2)             19.5%
   Stanwich Partners, Inc., 62
    Southfield Avenue,
   Stamford, CT  06902
William B. Roberts......................          1,233,982                 8.5%
   Monmouth Capital Corp., 126 East
    56th Street, 12th Floor
   New York, NY  10022
John G. Poole...........................            276,360(3)              2.0%
   Stanwich Partners, Inc., 62
    Southfield Avenue,
   Stamford, CT  06902
Thomas L. Chrystie......................            100,000(4)              *
   P.O. Box 640
   Wilson, WY  83014
Robert A. Simms.........................            227,144(5)              1.6%
   55 Railroad Ave., Plaza Suite
   Greenwich, CT  06830
Charles E. Bradley, Jr..................          1,572,920(6)             10.8%
Nicholas P. Brockman....................             90,600                 *
William L. Brummund, Jr.................             89,600                 *
Jeffrey P. Fritz........................             90,600                 *
Curtis K. Powell........................             19,300                 *
All officers and directors as a group
 (sixteen  persons).....................          6,128,969(7)             39.1%

Sun Life Insurance Company of America(8)          1,013,332                 7.1%
One Sun America Center, Los Angeles, CA
 90067

Robert T. Gilhuly and Kimball J.
 Bradley, Trustees......................          1,058,818(9)              7.4%
c/o Cummings & Lockwood
Two Greenwich Plaza, Box 2505,
 Greenwich, CT 06830

------------------
*    Less than 1%
(1) Includes the following shares which are not currently outstanding but which the named individuals have the right to acquire currently or within 60 days of April 30, 1997 upon exercise of options: Charles E. Bradley, Sr. - 600,000 shares; William B. Roberts - 200,000 shares; Thomas L. Chrystie - 30,000 shares; Robert A. Simms - 30,000 shares; Charles E. Bradley, Jr. - 267,640 shares; Jeffrey P. Fritz - 50,600 shares; William L. Brummund, Jr.
     - 49,600 shares; Nicholas P. Brockman - 36,600 shares; Curtis K. Powell - 19,300 shares; and all directors and officers as a group (16 persons) - 1,406,666 shares. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Includes 207,490 shares owned by the named person's spouse as to which he has no voting or investment power; and 600,000 shares that Mr. Bradley, Jr., has the presently exercisable right to acquire from Mr. Bradley, Sr.

(3)  Includes 2,000 shares held by Mr. Poole as custodian for his children.

(4)  Includes 70,000 shares held by the Thomas L. Chrystie Living Trust.

(5) Includes 16,944 shares owned by Mr. Simms' spouse as to which he has no voting or investment power.

(6) Includes 211,738 shares held by a trust of which Mr. Bradley is the beneficiary, as to which he has no voting or investment power. Also includes, in addition to the 267,640 shares referred to in footnote 1, 600,000 shares that Mr. Bradley, Jr. has the presently exercisable right to acquire from Mr. Bradley, Sr.

(7) Includes an aggregate of 1,406,666 shares which are not currently outstanding, but which may be acquired by officers and directors of the company within 60 days of April 30, 1997.

(8) Information included herein in reliance solely upon a report on Schedule 13G filed by the named person on March 7, 1996.

(9) These shares are held in trusts of which the beneficiaries are Charles E. Bradley, Sr.'s adult children, including, among others, Charles E. Bradley, Jr., (as to 211,738 shares) and Kimball J. Bradley (as to 211,802 shares).

Compliance with Section 16 (a) of the Securities Exchange Act of 1934

  The Company's directors, certain officers, and persons holding more than ten percent of the Company's common stock are required to report, within certain periods, their initial ownership of and any subsequent transactions in any of the Company's equity securities. Based solely upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings, all such individuals have satisfied such filing requirements in full, except that Robert Simms, a director, in October 1996 filed late two reports (each relating to one transaction); Eugene Warner, then an officer and Richard Trotter, an officer, each filed late one report (each report relating to one transaction); and Mark Creatura and James Stock, officers, each filed late their initial reports. All transactions and holdings of which the Company has knowledge have now been reported.

Certain Transactions

  From January 1, 1992 through December 31, 1995 the Company retained Stanwich (a corporation of which Charles E. Bradley, Sr. and John G. Poole are principal shareholders) to provide consulting services for compensation at the rate of $350,000 per year. Effective January 1, 1996, upon expiration of the prior agreement, the Company and Stanwich agreed to continue the consulting arrangement for an additional three-year period, at a reduced rate of compensation of $75,000 per year. The current rate was arrived at by negotiation between Stanwich and the independent directors of the Company. Such negotiations took into account the prior rate of compensation, the services performed by Stanwich in the past, and the expectation that a reduced level of consulting service would be required as the Company matured. Under both the current and prior agreements, Stanwich agreed to provide such level of consulting services relating to strategic business and tax planning and investment analysis as the Company reasonably may request. No fixed, minimum or maximum number of hours of service is or was specified.

  In January 1997, the Company acquired 80% of the outstanding shares of the capital stock of Stanwich Leasing, Inc. ("SLI") for an aggregate purchase price of $100,000. SLI's selling shareholders included Charles E. Bradley, Sr. and John G. Poole, each of whom is an officer, director and shareholder of the Company and who received, respectively, $45,000 and $15,000 of the purchase price. Messrs. Bradley, Sr. and Poole, the founders of SLI, purchased their SLI shares in 1996 for $450 and $150, respectively. SLI and its 80% owned subsidiary, PIC Leasing Corp. ("PIC"), are in the business of leasing equipment and containers to others. At December 31, 1996, SLI and PIC together had approximately $2.0 million of assets under lease, and a book value of $37,000. Approximately 6% of the assets under lease were leased to corporate lessees with which Messrs. Bradley, Sr. and

Poole are affiliated. SLI is indebted in the amount of $500,000 to a company of which Messrs. Bradley, Sr. and Poole are the indirect majority owners. This debt constitutes the purchase price for SLI's acquisition of PIC in 1996. The purchase price for SLI was determined by negotiation between the Company and SLI's selling shareholders. The transaction was approved by the Company's disinterested directors, consisting of Messrs. Chrystie, Roberts and Simms. The remaining 20% of SLI not acquired by the Company is held by Charles E. Bradley, Jr., who is the President and a director of the Company.

  The agreements and arrangements described above were not entered into between parties negotiating or dealing on an arm's length basis, but were entered into by the Company with the parties who personally benefited from such transactions and who had a control or fiduciary relationship with the Company.

                                VOTING OF SHARES

  The Board of Directors recommends that an affirmative vote be cast on favor of each of the proposals listed on the proxy card.

  The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

  Holders of CPS Common Stock are entitled to one vote per share on each matter other than election of directors. As to election of directors, each holder of CPS Common Stock may cumulate such holder's votes and give any nominee an aggregate number of votes equal to the number of directors to be elected multiplied by the number of shares of CPS Common Stock held of record by such holder as of the record date, or distribute such aggregate number of votes among as many nominees as the holder thinks fit. However, no such holder shall be entitled to cumulate votes for any nominee unless such nominee's name has been placed in nomination prior to the voting and the holder has given notice AT THE ANNUAL MEETING prior to the voting of the holder's intention to cumulate votes. If any one holder has given such notice, all holders may cumulate their votes for nominees.

  Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. The affirmative vote of a majority of shares entitled to vote, whether or not present at the meeting, is required for approval of Proposal No. 2 (amendment of the Bylaws), and the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present is required for approval of Proposal No. 3 (1997 Long-Term Incentive Plan) and Proposal No. 4 (Selection of Independent Auditors). In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of nominees for director named herein; FOR an increase in the number of authorized directors from five to a range of from five to nine; FOR the approval of the CPS 1997 Long-Term Incentive Plan; and FOR the ratification of the appointment of KPMG Peat Marwick as the Company's independent auditors for the year ending December 31, 1997; and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

                             SHAREHOLDER PROPOSALS

  The Company expects to hold its 1998 Annual Meeting of Shareholders in June 1998. In order to be considered for inclusion in the Company's Proxy statement and form of proxy for the 1998 Annual Meeting, any proposals by shareholders intended to be presented at such meeting must be received by the Secretary of the Company at 2 Ada, Irvine, California 92618 by no later than April 1, 1998.


BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey P. Fritz
Secretary
Dated:  June 10, 1997
Irvine, California  92618

THIS DOCUMENT IS A COPY OF THE PRELIMINARY PROXY MATERIALS FILED ON JUNE 2, 1997, PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

APPENDIX TO PRELIMINARY PROXY FILING


                          CONSUMER PORTFOLIO SERVICES

                      1997 LONG-TERM INCENTIVE STOCK PLAN

1.   Purposes of the Plan

     The purposes of the 1997 Long-Term Incentive Stock Plan (the "Plan") of Consumer Portfolio Services, Inc., a California corporation (the "Company") are to: promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent officers and other key employees; permit the awarding of opportunities for Plan participants to be rewarded using stock-based incentives; and to provide a means to encourage stock ownership and proprietary interest in the Company by the recipients of awards made under the Plan.

2.   Definitions

a) "1934 Act" means the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
b) "Award" means an Option (including an ISO), an SAR, a stock Award, a stock payment, any other award made pursuant to the terms of the Plan, or any combination of them, as described in and granted under the Plan.
c)   "Board" means the board of directors of the Company.
d)   "Change of Control" is defined in Section 11.
e) "Code" means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.
f) "Committee" means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.
g) "Company" means Consumer Portfolio Services, Inc., a California corporation.
h) "Eligible Person" means any natural person who at the time of an Award (i) is an employee of the Company or any Subsidiary, (ii) performs or has agreed to perform services for the Company or any Subsidiary, whether on his or her own behalf or on behalf of any other person, partnership, corporation or other entity, or (iii) is an employee of a business acquired by or an entity merged into the Company or any Subsidiary; provided, however, that with respect to an Award of ISOs, an "Eligible Person" means only a natural person who is at the time of grant an employee of the Company or of a corporation to which the Company is a parent corporation as defined in Section 424 of the Code, or successor provision.
i) "Fair Market Value" means the average of the high and low selling prices of a Share as reported in The Wall Street Journal (or other readily available public source designated by the Committee) for the last trading day for which such prices are available prior to the applicable transaction date under the Plan. If the Committee determines that there is no readily available source of information regarding transactions in Shares, then Fair Market Value shall mean the fair market value of a Share as determined by the Committee.
j) "ISO" means an incentive stock option as defined in Section 422 of the Code.
k) "Option" means an Award under the Plan of an option to purchase Shares, and includes ISO Awards and options that do not meet the requirements of Section 422 of the Code.
l) "Participant" means an Eligible Person who has been granted an Award under the Plan.
m) "Plan Year" means a twelve-month period beginning with January 1 of each year, commencing with January 1, 1997.
n) "Prior Plan" means the Consumer Portfolio Services, Inc. 1991 Stock Option Plan.
o)   "SAR" means a stock appreciation right.
p)   "Shares" means the common stock of the Company, no par value.
q) "Subsidiary" mean any entity that is directly or indirectly controlled by the Company, or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

3.   Effective Date of Plan and Duration of Plan

     The Plan shall become effective upon its adoption by the Board. Any Awards hereunder may be made immediately upon such effectiveness; provided, however,
(i) that the Plan and any such Awards shall be void ab initio if the shareholders of the Company do not approve the Plan within one year after its adoption by the Board, and (ii) no ISO or SAR may be exercised prior to shareholder approval. Unless previously terminated by the Board of Directors, the Plan shall expire at the close of business on April 30, 2007.

4.   Plan Administration

     a) Committee -- The Committee shall administer the Plan. The Committee shall comprise two or more members of the Board, each of whom shall be both (i) a non-employee director within the meaning of Rule 16b-3 under the 1934 Act and
(ii) an outside director within the meaning of Section 162(m) of the Code; provided, however, that the Board may by resolution specifically declaring that compliance with said restrictions of Rule 16b-3 or Section 162(m), or both, is no longer necessary or advisable, name to the Committee individuals who do not meet such definitions. Each member of the Committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     b) Committee Authority -- The Committee shall have full and exclusive authority to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which authority shall be executed in the best interests of the Company and in keeping with the provisions and objectives of the Plan. Without limiting the preceding grant of authority, the Committee shall have the authority (i) to select Award recipients, (ii) to establish all Award terms and conditions, (iii) to adopt procedures and regulations governing Awards, (iv) to approve forms of Award agreements for use under this Plan, (v) to amend the terms of any outstanding Award, including a reduction in the exercise price of any Option or SAR to reflect a decrease in Fair Market Value, subject to consent of the Participant to the extent required by the applicable Award agreement, (vi) to construe and interpret the Plan and any Award agreements, and (vii) to make all other determinations necessary or advisable for the administration of this Plan, including the authority in the event of a spin-off or other corporate transaction to replace an Award under the Plan with an award from another issuer or plan or an award relating to property other than Shares. All decisions made by the Committee shall be conclusive, final and binding on all persons affected by such decisions.

     c) No member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Articles of Incorporation and its bylaws, as amended. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

5.   Participation

     The Committee may from time to time grant Awards under the Plan to any Eligible Person. The Committee may impose such terms and conditions on any such Award as the Committee may find advisable.

6.   Available Shares of Common Stock

     a) Subject to any adjustment pursuant to Section 6(c), grants of Awards are subject to the following limitations:

(i) the aggregate number of Shares as to which Awards may be granted shall not exceed 1,500,000.

(ii) In addition, awards may be granted with respect to the following: any Shares available for grants under the Prior Plan that have not been committed for issuance under grants made under the Prior Plan; any Shares that are represented by grants or portions of grants made under the Plan or the Prior Plan that are forfeited, expire or are canceled without the issuance of Shares; and any Shares that may be tendered, either actually or by attestation, by a person as full or partial payment made to the Company in connection with the exercise of any stock option under the Plan or the Prior Plan.

(iii) The aggregate number of Shares that may be represented by Awards granted to any one individual under Sections 7(b), 7(c) and 7(d) of the Plan shall not exceed 600,000 over the life of the Plan.

(iv) The aggregate number of Shares that may be used in settlement of Awards pursuant to Section 7(d) of the Plan shall not exceed 30% of total number of Shares available under this Section 6(a).

     b) Exclusions and Source of Shares -- Any Shares issued, and any Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the Shares available for Awards under the Plan. No fractional Shares shall be issued under the Plan. Cash may be paid in lieu of any fractional Shares in settlements of awards under the Plan.

     c) Adjustments -- In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company's assets to stockholders, or any other change affecting Shares or Share price the Committee in its discretion may make such proportionate adjustments as it may deem appropriate to reflect such change with respect to: (i) the limitations on the numbers of Shares that may be issued and represented by Awards as set forth in Section 6(a); (ii) each outstanding Award; and (iii) the exercise price per Share for any outstanding Options, SARs or similar Awards.

7.   Awards

     a) General -- The Committee shall determine the type or types of Award(s), if any, to be made to each Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to grants or rights under the Plan or any other employee compensation plan of the Company, including the plan of any acquired entity. The types of Awards that may be granted under the Plan are:

     b) Stock Options -- An Option shall represent a right to purchase a specified number of Shares during a specified period as determined by the Committee. Except as provided for below, and in Section 7(e), the purchase price per Share for each Option shall be not less than 100% of the Fair Market Value on the date of grant. The Committee shall designate each Option as an ISO or as an Option other than an ISO. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement , by cash payment or any other method permitted by the Committee, which other methods may include
(i) tender (either actually or by attestation) of Shares valued at the Fair Market Value at the date of exercise; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option, and assigning for delivery to the Company a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) delivery of the Participant's promissory note with such recourse, interest, term, security and other provisions as the Committee deems appropriate, or (iv) any combination of the above. Unless some other method of payment is explicitly authorized, either by resolution of the Committee or the terms of the written Option agreement, payment for Shares shall be by delivery of cash to the Company prior to the issuance of such Shares. The Committee may grant Options that provide for the grant of a subsequent restoration Option if the exercise price has been paid for by tendering Shares to the Company. Any restoration Option may cover up to the number of Shares tendered in exercising the predecessor Option, with the Option purchase price set at the then-current Fair Market Value, and the term of such restoration Option may not extend beyond the remaining term of the original option.

     c) SARs -- An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted (or a significant date as defined in Section 8(b)) as set forth in the applicable Award agreement; except that if an SAR is granted retroactively in tandem with or in a substitution for a stock option, the designated Fair Market Value in the applicable Award agreement may be the Fair Market Value on the date such stock option was granted.

     d) Stock Awards -- A stock Award shall represent an Award made in Shares or denominated in units equivalent in value to Shares. All or part of any stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award agreement, which may include, but are not limited to, continuous service with the Company, the achievement of performance goals, or both. The vesting period of any stock Award will be not less than one year. The performance criteria that the Committee may use in granting stock Awards contingent on performance goals for officers to whom Section (S)162(m) of the Code is applicable shall consist of Fair Market Value of Shares, earnings, return on equity, and revenues. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on absolute Company or business unit performance or based on performance as compared with other companies.

     e) Stock Payment -- A Stock Payment shall represent an issuance of Shares as payment for compensation which otherwise would have been delivered in cash (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code). Shares issued as a Stock Payment shall not count against the limitations of
Section 5(a) and no minimum vesting period need apply. Any Shares used for such payment will be valued at their Fair Market Value at the time of payment and shall be subject to such restrictions (including without limitation restrictions on transfer), if any, and other terms and conditions as may be determined by the Committee at the time of payment.

8.   Dividends and Dividend Equivalents

     The Committee may provide that any Awards may earn dividends or dividend equivalents, which shall not be deemed earned in the absence of explicit provision therefor. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or share equivalents.

9.   Payments and Payment Deferrals

     Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit Participants to elect to defer the issuance of Shares from Stock Options or Stock Awards or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Share equivalents. In addition, the Committee may stipulate in an Award agreement, either at time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would operate to disallow a tax deduction by the Company for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee may determine.

     Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares pursuant thereto would comply with all applicable laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to cause compliance with any applicable law. In particular, but without limitation, the Company shall have no obligation to register under the Securities Act of 1933 the Shares issuable pursuant to any Award.

     As a condition to the issuance of Shares to a Participant, the Company may require the Participant to represent and warrant at the time of any such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any applicable law.

10.  Transferability

     Awards under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular Awards, other than ISOs:

(a) by gift or other transfer to (i) any trust or estate in which the original Award recipient or such person's spouse or other immediate relative has a beneficial interest; or (ii) a spouse or other immediate relative, provided, however, that the Participant continues to have substantial beneficial interest in the Shares covered by the Award after such transfer; or

(b)  pursuant to a qualified domestic relations order.

     In the event that a Participant terminates employment with the Company or any Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such Participant regarding any outstanding Award held by the Participant subsequent to such termination of employment. If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any distribution under the Plan upon the death of the Participant.

11.  Change of Control

a) In order to maintain the Participants' rights in the event of a Change of Control, the Committee in its sole discretion may, either at the time an Award is made hereunder or at any time prior to, or coincident with or after the time of a Change of Control:

b) provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee;

c) provide for the purchase of such Awards, upon the Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

d) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change; or

e) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such change.

i) The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

b)   A "Change of Control" shall be deemed to occur if and when:

c) any person, including a "person" as such term is used in Section 14(d)(2) of the 1934 Act (a "Person"), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, but excluding any such person who holds such voting power as of the date of adoption of the Plan;

d) any plan or proposal for the liquidation or dissolution of the Company is adopted by its shareholders;

e) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

f) all or substantially all or the assets of the Company are sold, liquidated or distributed; or

g) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or other corporation resulting from such Transaction.

h) Any good faith determination by the Incumbent Board of whether a Change of Control within the meaning of this definition has occurred shall be conclusive.

12.  Award Agreements

     Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each Award, which may include the term of the Award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the Participant's employment terminates, and the Company's authority unilaterally or bilaterally to amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such Agreement by the Participant, in which case acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms of the Award.

13.  Plan Amendment

     The Board may at any time amend, suspend or terminate the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that the Board may not, without the approval of the Company's stockholders, materially increase the number of shares available for issuance in accordance with Section 5 of the Plan.

14.  Tax Withholding

     The Company shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law or such greater amount of withholding as the Committee shall determine from time to time, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholding, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such Award. No Shares or other property shall be delivered under the Plan to any Participant or other person until such Participant or other person has made arrangements acceptable to the Committee for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares or the disqualifying disposition of shares received on exercise of an ISO. Upon exercise of an Option, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations.

15.  Other Benefit and Compensation Programs

     Unless otherwise specifically determined by the Committee, settlements of Awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16.  Unfunded Plan

     Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant any right, title or interest in any assets of the Company.

17.  Use of Proceeds

     The cash proceeds received by the Company from the issuance of Shares pursuant to the exercise of stock options or the settlement of other Awards under the Plan may be used for general corporate purposes.

18.  Regulatory Approvals

     The implementation of the Plan, the grant of any Award under the Plan, and the issuance of Shares upon the exercise or settlement of any Award shall be subject to the Company's receiving all approvals and permits required by regulatory authorities having jurisdiction over the Plan, Awards or the Shares issued pursuant to Awards.

19.  Future Rights

     No person shall have any claim or rights to be granted an Award under the Plan, and no Participant shall have any rights under the Plan to be retained in the employment of the Company. Likewise, participation in the Plan will not in any way affect the Company's right to terminate the employment of the Participant at any time with or without cause. Any discretionary authority held by the Committee or the Board shall not give rise to any duty on the part of such body to exercise such discretion for the benefit of any Participant; and all such discretion may be exercised for the exclusive benefit of the Company.

20.  Governing Law

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the internal laws of the State of California and applicable federal law.

21.  Successors and Assigns

     The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors. However, no Award or other interest in the Plan may be assigned, pledged or otherwise alienated, except to the extent permitted in accordance with Section 10 of the Plan and the applicable Award agreement.

PRELIMINARY COPIES
------------------

FORM OF PROXY

                       CONSUMER PORTFOLIO SERVICES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 10, 1997

  The undersigned shareholder of CONSUMER PORTFOLIO SERVICES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Consumer Portfolio Services, Inc. to be held at the 2 Ada, Irvine, California 92618 on Thursday, July 10, 1997 at 10:00 a.m., and hereby appoints Charles E. Bradley, Jr. and Jeffrey P. Fritz, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Consumer Portfolio Services, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

  THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

/SEE REVERSE SIDE/


/x/ Please mark
    votes as in
    this example      PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD                                  FOR   AGAINST  ABSTAIN

1. Election of Directors  Nominees:                               2.  To approve an amendment to the         / /     / /     / /
   Charles E. Bradley, Sr., Charles E. Bradley, Jr.,                  Company's Bylaws to increase the
   John G. Poole, Robert A. Simms, William B. Roberts                 number of authorized directors from
   and Thomas L. Chrystie                                             a fixed number of five to a variable
                                                                      range of from five to nine, and to
   FOR ALL                    WITHHELD                                set the authorized number within
   NOMINEES                   FROM ALL                                that range at six.
                              NOMINEES
    /  /                        /  /      MARK HERE FOR  /  /     3.  To approve the 1997 CPS Long-Term     / /     / /     / /
                                          ADDRESS CHANGE              Incentive Plan, as described in
                                          AND NOTE BELOW              the Proxy Statement.

/  /----------------------------------                            4.  To ratify the appointment of KPMG    / /     / /     / /
For all nominees except as noted above                                Peat Marwick LLP as independent
                                                                      auditors of the Company for the
                                                                      year ending December 31, 1997.

                                                                  5.  To transact such other business as
                                                                      may properly come before the meeting
                                                                      or any adjournment(s) thereof.

                                                                  This proxy should be signed by the
                                                                  shareholder(s) exactly as his or her
                                                                  name(s) appear(s) hereon, dated and
                                                                  returned promptly in the enclosed
                                                                  envelope. Persons signing in a
                                                                  fiduciary capacity should so
                                                                  indicate. If shares are held by
                                                                  joint tenants or as community
                                                                  property, both persons should sign.

Signature:_____________________________   Date:_________________  Signature:_____________________________    Date:________________

                                       2